EXHIBIT 23(G)(XI) UNDER FORM N-1A
                                           EXHIBIT 10(G) UNDER ITEM 601/REG. S-K
                                  SCHEDULE III

                              THE BANK OF NEW YORK
                         GLOBAL SECURITIES FEE SCHEDULE

                                      FOR

                            HUNTINGTON NATIONAL BANK

                                     ADMINISTRATION/        TRANSACTION FEE
                                     SAFEKEEPING FEE          (US DOLLARS)
COUNTRY                              (IN BASIS POINTS)

Argentina.................................20.0.........................65
Australia..................................5.0.........................60
Austria....................................5.0.........................85
Bangladesh................................50.0........................175
Belgium (Eq. & CPN Bds)....................6.0.........................70
Belgium (Reg'd Bonds)......................5.0.........................70
Botswana..................................40.0.........................70
Brazil....................................35.0.........................50
Canada.....................................3.0.........................25
Chile.....................................30.0.........................70
China.....................................30.0.........................60
Colombia..................................50.0........................165
Czech Republic............................30.0.........................65
Denmark....................................5.0........................105
Euro C/D's.................................3.0.........................25
Eurobonds..................................3.0.........................25
Finland...................................15.0.........................70
France.....................................5.0.........................70
Germany....................................3.0.........................40
Ghana.....................................40.0.........................70
Greece....................................30.0........................150
Hong Kong.................................10.0.........................90
Hungary...................................70.0........................200
India.....................................50.0........................150
Indonesia.................................12.0........................150
Ireland....................................5.0.........................55
Israel....................................75.0.........................55
Italy......................................5.0.........................70
Japan (Bonds)..............................5.0.........................20
Japan (Equities)...........................5.0.........................20
Jordan....................................50.0........................145
Kenya.....................................40.0.........................70
Korea.....................................15.0.........................25
Luxembourg.................................8.0.........................85
Malaysia..................................15.0........................150
Mexico....................................15.0.........................30
Morocco...................................50.0........................115
Namibia...................................45.0.........................70
Netherlands................................6.0.........................20
                                     ADMINISTRATION/        TRANSACTION FEE
                                     SAFEKEEPING FEE          (US DOLLARS)
COUNTRY                              (IN BASIS POINTS)

New Zealand................................5.0.........................85
Nigeria...................................40.0.........................70
Norway.....................................5.0.........................85
Pakistan..................................50.0........................165
Peru......................................75.0........................195
Philippines...............................15.0........................150
Poland....................................60.0........................150
Portugal..................................35.0........................150
Singapore.................................10.0........................100
South Africa...............................5.0.........................50
Spain......................................6.0.........................60
Sri Lanka.................................25.0.........................70
Sweden.....................................5.0.........................65
Swaziland.................................45.0.........................70
Switzerland................................5.0........................100
Taiwan....................................20.0........................150
Thailand...................................6.0.........................50
Turkey....................................30.0........................105
United Kingdom.............................5.0.........................40
United Kingdom (Gilts).....................5.0.........................55
Uruguay (Equities)........................50.0.........................90
Uruguay (Bonds)...........................50.0.........................90
Venezuela.................................50.0........................175
Zambia....................................45.0.........................70
Zimbabwe..................................45.0.........................70

*  FEE IS EXPRESSED IN BASIS POINT PER ANNUM AND IT CALCULATED BASED UPON MONTH
                               END MARKET VALUE.

FOREIGN EXCHANGES:

   The above fees are quoted with the expectation that foreign exchange transactions will be executed through The Bank of New York.

   There is a USD 25 charge for each third party foreign exchange transaction.

MINIMUM CHARGES IMPOSED BY AGENT BANKS/LOCAL ADMINISTRATORS
Brazil - 15 basis points for annual administrative charges
Chile - USD 17,500 - 20,000 per annum minimum administration charge. Colombia - USD 600 per month minimum administration charge.
Peru - USD 500 per month administration charge.

OUT-OF-POCKET CHARGES:
   CHARGES INCURRED BY THE BANK OF NEW YORK FOR LOCAL STAMP DUTIES OR OTHER LOCAL DUTIES AND ASSESSMENTS, STOCK EXCHANGE FEE, POSTAGE AND INSURANCE FOR SHIPPING, EXTRAORDINARY TELECOMMUNICATION FEES OR OTHER UNUSUAL EXPENSE WHERE ARE UNIQUE TO A COUNTRY IN WHICH OUR CLIENT IS INVESTMENT WILL BE PASSED ALONG TO THE CLIENT.